Exhibit 99.1

MARKEL CORPORATION

Proxy Solicited on Behalf of the Board of Directors for

Special Meeting of Shareholders to be Held [—], 2013

The undersigned, having received the joint proxy statement/prospectus and the accompanying Notice of Special Meeting of Shareholders dated [—], 2013, hereby appoints Alan I. Kirshner, Anthony F. Markel and Steven A. Markel (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of Markel common stock held of record by the undersigned on [—], 2013, at the Special Meeting of Shareholders to be held on [—], 2013, and any adjournment thereof.

(Please date and sign on the reserve side.)

SPECIAL MEETING OF SHAREHOLDERS OF

MARKEL CORPORATION

[—], 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Special Meeting and Joint Proxy Statement/Prospectus

are available at http://www.markelcorp.com/proxymaterials

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy when properly executed will be voted as directed.

WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

1. To approve the issuance of Markel common stock, no par value per share, under the Agreement and Plan of Merger, dated as of December 18, 2012, among Alterra Capital Holdings Limited, Markel and Commonwealth Merger Subsidiary Limited, as required by New York Stock Exchange rules.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To transact such other business, if any, as may lawfully be brought before the Markel special meeting, including a proposal to approve an adjournment of the Markel special meeting for the solicitation of additional proxies from Markel shareholders in favor of the above proposal.

	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

***Exercise Your Right to Vote***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on [—], 2013

MARKEL CORPORATION

[Insert Broadridge Logo]
Return Address Line 1 Return Address Line 2 Return Address Line 3 6201 15TH AVENUE BROOKLYN, NY 11219	Meeting Information Meeting Type: Special Meeting For holders as of: [—], 2013 Date: [—], 2013 Time: [—] Location: 4521 Highwoods Parkway Glen Allen, VA 23060

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see review side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Joint Proxy Statement / Prospectus         2. Notice of Special Meeting of Shareholders

How to View Online:

Have the information that is printed in the box marked by the arrow        (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:          www.proxyvote.com

2) BY TELEPHONE:      1-800-579-1639

3) BY E-MAIL*:               send material@proxyvote.com

*    If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow        (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before [    ], 2013 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote in Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow         available and follow the instructions.

Vote by Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.	Internal Use Only

Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

1.	To approve the issuance of Markel common stock, no par value per share, under the Agreement and Plan of Merger, dated as of December 18, 2012, among Alterra Capital Holdings Limited, Markel and Commonwealth Merger Subsidiary Limited, as required by New York Stock Exchange rules.

The Board of Directors recommends you vote FOR the following proposal(s):

2.	To transact such other business, if any, as may lawfully be brought before the Markel special meeting, including the proposal to approve an adjournment of the Markel special meeting for the solicitation of additional proxies from Markel shareholders in favor of the above proposal.	Broadridge Internal Use Only XXXXXXXXXX XXXXXXXXXX Cusip Job # Envelope # Sequence # # of # Sequence #

Voting Items Continued	Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Broadridge Internal Use Only
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